EXHIBIT 32

CERTIFICATION REQUIRED UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the financial statements of Ophthalmic Imaging Systems ("Registrant") for the quarter ended June 30, 2010 (the "Report"), each of the undersigned hereby certifies, to such officer's knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended~~,~~; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: August 10, 2010

/s/ Gil Allon
Gil Allon, Chief Executive Officer (Principal Executive Officer)

/s/ Ariel Shenhar
Ariel Shenhar, Chief Financial Officer (Principal Financial Officer)